For Immediate Release


Contacts:         Hannah Burns      (212) 272-2395
                  Maura Gaenzle     (212) 272-4445
                  Ellen Glickman    (212) 272-8188



                         THE BEAR STEARNS COMPANIES INC.
                          REPORTS THIRD QUARTER RESULTS

New York, New York -- April 15, 1998 -- The Bear Stearns Companies Inc. (NYSE:BSC) today announced earnings for the company's third fiscal quarter ended March 27, 1998.

         Net income for the third quarter of fiscal year 1998 was $166.3 million or $1.15 per share, a 0.5% increase in net income from $165.5 million or $1.14 per share, for the comparable quarter last year. The annualized return on common stockholders' equity for the quarter was 21.4%.

         Net income for the first nine months of fiscal year 1998 was $488.2 million or $3.37 per share, an 8.4% increase in net income from $450.4 million or $3.05 per share, for the comparable period a year ago. The annualized return on common stockholders' equity for the nine months ended March 27, 1998 was 21.8%.

         Revenues, net of interest expense, for the quarter ended March 27, 1998 were $1.1 billion, a 12.4% increase from $934.5 million for the comparable quarter a year ago. For the nine months ended March 27, 1998, revenues, net of interest expense, were $3.1 billion, a 21.7% increase from $2.6 billion a year ago.

President and Chief Executive Officer James E. Cayne commented, "Bear Stearns is benefiting from the current environment of consolidation and retrenchment in the financial services industry, taking advantage of the substantial opportunities to add talented professionals who are attracted to our client-driven culture. Over the past year we have added many people firmwide to support our core businesses, as well as to those areas we are aggressively building. Our professional staff is up 20%, with significant additions in investment banking, institutional equities and asset management. Part of this growth includes many staff additions to our London office as we focus on increasing European opportunities."

         He added, "Business was generally robust during the quarter in an environment notable for tremendous new debt issuance and a rallying stock market. The firm's earnings reflect its consistent focus on a balanced revenue base. In addition, our clearing operation hit new highs during the quarter in terms of client count, margin debit balances, short selling activity and transaction volume."

Highlights of the results follow:

Commission revenues rose 17.9% to $226.1 million in the third quarter of fiscal year 1998 from $191.8 million reported in the third quarter of fiscal year 1997.

Principal transactions revenues reached $452.7 million for the three months ended March 27, 1998, 11.1% higher than those of the quarter ended March 27, 1997.

Investment banking revenues were $197.4 million for the third quarter, an increase of 4.6% over the prior year's quarter. Net interest revenues increased 17.6% to $159.8 million for the three months ended March 27, 1998, from $135.8 million reported for the third quarter a year ago.

Compensation as a percentage of net revenues for the third quarter of fiscal year 1998 was 48.9% versus 49.7% for the third quarter of fiscal year 1997. For the nine months ended March 27, 1998, compensation as a percentage of net revenues was 49.6% compared to 49.4% for the nine-month period a year ago.

Quarterly Cash Dividends Declared

The Board of Directors declared a regular quarterly cash dividend of 15 cents per share on the outstanding shares of common stock, payable May 29, 1998 to shareholders of record on May 15, 1998. The board also declared a quarterly cash dividend of 68.75 cents per share on the outstanding shares of adjustable rate cumulative preferred stock, payable July 15, 1998 to shareholders of record on June 30, 1998. In addition, the board declared a quarterly cash dividend of $3.80 per share on the outstanding shares of 7.60% cumulative preferred stock, which is equivalent to 47.50 cents per related depositary share, and a quarterly cash dividend of $3.075 per share on the outstanding shares of 6.15% cumulative preferred stock, which is equivalent to 76.875 cents per related depositary share, all payable July 15, 1998 to shareholders of record on June 30, 1998.

         The Bear Stearns Companies Inc. is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm serving governments, corporations, institutions and individuals worldwide. The company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales and trading, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers professional and correspondent clearing, including securities lending. Headquartered in New York City, the company has 9,000 employees located in domestic offices in Atlanta, Boston, Chicago, Dallas, Los Angeles and San Francisco; and an international presence in Beijing, Buenos Aires, Dublin, Geneva, Hong Kong, London, Lugano, Paris, Sao Paulo, Shanghai, Singapore and Tokyo. As of March 27, 1998 total capital, including stockholders' equity and long-term borrowings, was $16.3 billion. Book value as of March 27, 1998 was $22.39 per share, based on 151,561,466 shares outstanding.

                                        -30-

                          Financial Statements Attached




                                            THE BEAR STEARNS COMPANIES INC.
                                           CONSOLIDATED STATEMENTS OF INCOME
                                                       (UNAUDITED)

                                                    Three Months Ended                         Nine Months Ended
                                           -------------------------------------     ---------------------------------------
                                             March 27,             March 27,            March 27,             March 27,
                                                1998                 1997                 1998                   1997
                                           ---------------      ----------------     ----------------      -----------------
                                                                (In thousands, except per share data)
Revenues
     Commissions                         $        226,067        $      191,817       $      670,007        $       536,971
     Principal transactions                       452,742               407,336            1,234,768              1,131,467
     Investment banking                           197,407               188,706              695,619                480,538
     Interest and dividends                     1,037,202               712,685            3,083,071              2,118,552
     Other income                                  14,203                10,757               50,228                 36,456
                                        ------------------      ----------------     ----------------      -----------------
        Total Revenues                          1,927,621             1,511,301            5,733,693              4,303,984
     Interest expense                             877,392               576,836            2,613,611              1,740,701
                                        ------------------      ----------------     ----------------      -----------------
     Revenues, net of interest expense          1,050,229               934,465            3,120,082              2,563,283
                                        -----------------       ---------------      ---------------       ----------------

Expenses
     Employee compensation and benefits           513,254               464,596            1,548,244              1,265,793
     Floor brokerage, exchange
        and clearance fees                         40,975                36,587              124,082                102,600
     Communications                                31,898                26,085               88,855                 75,419
     Depreciation and amortization                 29,375                22,533               82,819                 63,951
     Occupancy                                     25,962                22,658               74,895                 65,949
     Advertising and market development            22,680                15,890               58,691                 47,329
     Data processing and equipment                 11,919                10,019               36,613                 25,780
     Other expenses                               108,443                60,322              313,417                171,615
                                        ------------------     ----------------     ----------------      -----------------
        Total expenses                            784,506               658,690            2,327,616              1,818,436
                                        ------------------      ----------------     ----------------      -----------------

Income before provision for
     income taxes                                 265,723               275,775              792,466                744,847
Provision for income taxes                         99,404               110,294              304,307                294,405
                                        ------------------      ----------------     ----------------      -----------------

Net income                               $        166,319        $      165,481       $      488,159        $       450,442
                                        ==================      ================     ================      =================

Net income applicable to
     common shares                       $        157,193        $      159,552       $      467,184        $       432,543
                                        ==================      ================     ================      =================

Earnings per share                       $           1.15        $         1.14       $         3.37        $          3.05
                                        ==================      ================     ================      =================

Weighted average common and
     common equivalent shares
     outstanding                              150,084,539           146,932,199          151,899,468            148,978,719
                                        ==================      ================     ================      =================

Cash dividends declared
     per common share (1)                $           0.15        $         0.14       $         0.45        $          0.43
                                        ==================      ================     ================      =================


(1) Adjusted for 5% stock dividend declared on January 29, 1997.

                         THE BEAR STEARNS COMPANIES INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                             Three Months Ended
                                                   ----------------------------------------
                                                      March 27,           December 31,
                                                         1998                 1997
                                                   -----------------   --------------------
                                                     (In thousands, except per share data)
Revenues
     Commissions                                 $          226,067      $         230,496
     Principal transactions                                 452,742                390,512
     Investment banking                                     197,407                278,884
     Interest and dividends                               1,037,202              1,081,298
     Other income                                            14,203                 11,877
                                               ---------------------   --------------------
        Total Revenues                                    1,927,621              1,993,067
     Interest expense                                       877,392                919,304
                                               ---------------------   --------------------
     Revenues, net of interest expense                    1,050,229              1,073,763
                                               ---------------------   --------------------

Expenses
     Employee compensation and benefits                     513,254                535,793
     Floor brokerage, exchange
        and clearance fees                                   40,975                 43,522
     Communications                                          31,898                 28,824
     Depreciation and amortization                           29,375                 27,427
     Occupancy                                               25,962                 25,387
     Advertising and market development                      22,680                 20,057
     Data processing and equipment                           11,919                 12,460
     Other expenses                                         108,443                120,688
                                               ---------------------   --------------------
        Total expenses                                      784,506                814,158
                                               ---------------------   --------------------

Income before provision for
     income taxes                                           265,723                259,605
Provision for income taxes                                   99,404                 99,383
                                               ---------------------   --------------------
Net income                                       $          166,319      $         160,222
                                               =====================   ====================
Net income applicable to
     common shares                               $          157,193      $         154,299
                                               =====================   ====================

Earnings per share                               $             1.15      $            1.11
                                               =====================   ====================
Weighted average common and
     common equivalent shares
     outstanding                                        150,084,539            152,312,886
                                               =====================   ====================
Cash dividends declared
     per common share                            $             0.15      $            0.15
                                               =====================   ====================
